EXHIBIT 10.6

LEASE

THIS INDENTURE OF LEASE, entered into this 1 day of May, 2006, by and between Clearwater Retail Partners, LLC hereinafter referred to as “Landlord” and First State Bank, hereinafter referred to as “Tenant”.

WITNESSETH THAT:

In consideration of the terms and conditions hereof, Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord, the Premises, as defined in section 1.1 (b).

ARTICLE I

DEFINITIONS AND ENUMERATION OF EXHIBITS

1.1 In addition to other terms which are elsewhere defined in this lease, the following terms when used in this lease shall have the meanings set forth in this section.

(a) SHOPPING CENTER: The real estate depicted or described on Exhibit “A,” hereto attached and such contiguous real estate as Landlord may from time to time designate in writing as being included in Shopping Center. Landlord reserves the right to reasonably change the number and location of buildings, building dimensions, and the Common Areas, provided that such change shall not cause a change in the size, location, orientation or visibility of the Premises or the Shopping Center, reduce or impede access to the Premises or the Shopping Center, reduce the proximity of the Premises to the parking facilities or the impact the convenience of the parking facilities to the Premises, otherwise adversely impact the Premises or Tenant’s “presence” in the Shopping Center or materially adversely impact the site plan attached hereto as Exhibit “B”, and further provided that Landlord shall deliver at least thirty (30) days written notice to Tenant before commencing such change.

(b) THE PREMISES: That portion of the Shopping Center, units 2, 3, 4, and 5 which are outlined on the floor plan, or plans, marked Exhibit “B,” hereto attached along with all appurtenant rights to the Common Areas at Belleair Commons, US Highway 19, Clearwater, FL. The Premises are deemed to contain approximately 4,576 square feet of Gross Leased Area, but reserving and excepting to Landlord the reasonable use of the roof and exterior walls (other than store fronts) and the reasonable right to install, maintain, use, repair, and replace pipes, ducts, conduits, wires, and appurtenant fixtures, leading through the Premises in locations above the ceiling or below the floor and which will not materially interfere with Tenant’s use thereof and provided that Landlord shall deliver at least thirty (30) days written notice to Tenant before commencing such installation, maintenance, use, repair or replacement. Any rights granted to Landlord in the preceding sentence are expressly subject to Tenant’s security procedures and policies.

(c) READY FOR OCCUPANCY: When Landlord’s Work on the Premises (and Tenants’ work if such work is to be preformed by Landlord or Landlord’s Contractor) as described in Exhibit “C” hereto attached, as well as the construction of the Shopping Center and Common Areas has been substantially completed (except for finishing operations, the non-completion of which will not affect the performance of Tenant’s Work, or Tenant’s use of the Premises as a Bank with drive in tellers or items necessarily awaiting performance of Tenant’s Work) as certified in writing by Landlord’s contractor and the issuance of a certificate of occupancy for the Premises.

(d) RENTAL COMMENCEMENT DATE: The earlier of five (5) days following written notice from Landlord to Tenant that the Premises is Ready for Occupancy or upon Tenant’s opening for business, provided that in no event shall the Rental Commencement Date occur earlier than January 2, 2007.

(e) LEASE TERM OR TERM: The period of time commencing with the date of this lease and terminating Twenty (20) years after the Rental Commencement Date, unless such terminating date is other than the last day of a calendar month, in which event this lease shall terminate on the last day of the calendar month in which such date falls.

(f) SCHEDULED COMPLETION DATE: January 2, 2007

(g) MINIMUM GUARANTEED RENTAL: $ 13,346.66, plus applicable sales tax, per month.

(h) PERCENTAGE RENTAL RATE: N/A

(i) ADVANCE DEPOSIT: N/A

(j) SECURITY DEPOSIT: N/A

(k) TENANT’S GROSS SALES: Defined in Section 3.4.

(1) TENANT’S INITIAL TRADE NAME: First State Bank (Tenant may change its trade name in connection with a change in the trade name utilized by a majority of Tenant’s branch locations within ten (10) miles of the Leased Premises).

(m) TENANT’S WORK: those items set forth on Exhibit “C” to be performed by Tenant.

(n) LANDLORD’S WORK: those items set forth in Exhibit “C” to be performed by Landlord.

(o) LANDLORD’S MAILING ADDRESS: 630 Chestnut Street, Clearwater, Florida 33756, or such other address as may from time to time be designated by Landlord in a written notice to Tenant.

(p) TENANT’S MAILING ADDRESS: 22 S. Links Ave., Suite 100, Sarasota, FL 34236, Attn: Legal Dept. or such other address as may from time to time be designated by Tenant in a written notice to Landlord.

(q) USE OF PREMISES: The operation of a full service commercial banking facility, including the installation and operation of automated teller machines and/or interactive remote tellers (collectively, “ATMs”) and related

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Landlord:              Tenant:

equipment to provide the public with twenty-four (24) hour per day automated banking and financial services and other related financial services which Tenant may from time to time be authorized by law to provide.

(r) LANDLORD’S CONTRIBUTION TO TENANT’S WORK: See Special Stipulations on “Exhibit G”.

(s) COMMON AREAS: Those areas of the Shopping Center which are included in the Gross Leased Area.

(t) GROSS LEASED AREA: Floor area designed for tenant occupancy.

(u) LIABILITY INSURANCE LIMITS: $1,000,000 with respect to a combined single limit to include injuries to or death of any one person, and any one occurrence to property damage.

(v) LEASE YEAR: The Term “Lease Year” shall mean, in the case of the first Lease year, that period from the Rental Commencement Date to the first succeeding December 31; thereafter, “Lease Year” shall mean each successive twelve (12) calendar month period following the expiration of the first Lease Year, in each case commencing on January 1 and ending the next succeeding December 31, except that in the event of the termination of this lease on any day other than December 31, then the last Lease Year shall be the period from the end of the preceding Lease Year to such date of termination.

1.2 The exhibits enumerated in this section (if used) and attached to this lease are incorporated in this lease by this reference and are to be construed as a part of this lease.

(a)	Exhibit “A,” Shopping Center building(s), subject to those areas shown as excluded.

(b)	Exhibit “B,” General floor area plan of Premises and building containing Premises.

(c)	Exhibit “C,” Description of Landlord’s Work and Tenant’s Work.

(d)	Exhibit “D,” Estimated charges for those items set forth in Section 5.3 and 16.2.

(e)	Exhibit “E,” N/A

(f)	Exhibit “F,” Rules and Regulations.

(g)	Exhibit “G,” Special Stipulations. .

(h)	Exhibit “H,” Sign Criteria.

ARTICLE II

CONSTRUCTION AND ACCEPTANCE OF PREMISES

2.1 Landlord agrees that it will promptly commence and diligently pursue the construction of those building and improvements shown on Exhibit “A” which will contain the Premises as designated on Exhibit “B” and with respect to the Premises will complete Landlord’s Work as defined in Exhibit “C” on or before the Scheduled Completion Date, with such minor variations as Landlord may deem reasonably necessary due to unavailability of materials. Tenant shall have no right to enter or occupy the Premises until the Premises are Ready for Occupancy, except for purposes of installing vaults which of its nature requires installation prior to opening for business with prior written approval and consent from Landlord and provided such work must accommodate Landlord’s construction schedule and process. Notwithstanding anything to the contrary contained in this Lease, in the event that Landlord does not deliver the Premises to the Tenant in the condition required under this within ninety (90) days following the Scheduled Completion Date, Tenant may, in its sole discretion, elect to terminate this Lease upon five (5) days written notice to Landlord provided such notice is given within thirty (30) days following such period.

2.2 Tenant agrees to submit to Landlord plans and specifications for any and all improvements which are Landlord’s responsibility, within sixty (60) days after the date of this lease, in such detail as Landlord may reasonably request covering Tenant’s Work as specified in Exhibit “C”, and any other work which Tenant proposes to do in the Premises. Such plans and specifications shall substantially comply with all requirements set forth in Exhibit “C”. Tenant shall not commence any work in the Premises until Landlord has approved such plans and specifications, in writing, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall approve or disapprove (with reasonable specificity) Tenant’s plans and specifications in writing within thirty (30) days after Landlord has received the same from Tenant. In the event that Landlord fails to timely approve or disapprove Tenant’s plans and specification as required herein, then Landlord shall be deemed to have granted its approval.

2.3 Upon written notification from Landlord that the Premises are Ready for Occupancy, Tenant agrees to take possession and proceed with commercially reasonable due diligence to perform the work described in such plans and specifications which have been approved by Landlord and to install its fixtures, furniture, and equipment in the Premises. Upon occupying the Premises, Tenant shall be deemed to have acknowledged that the Landlord has complied with all of its covenants and obligations with respect to the construction of the Premises, except for punch list items and defects in Landlord’s Work which are latent at the time the Premises are occupied.

2.4(a) Unless delayed by events of force majeure or other events beyond Tenant’s reasonable control, Tenant agrees to employ reasonable efforts to open the Premises to the public for business within one hundred eighty (180) days after the Premises are Ready for Occupancy, except that Tenant shall not be obligated to open the Premises to the public for business until Landlord has substantially completed construction of the Shopping Center; including all Common Areas.

(b) In the event that Tenant fails to open the Premises for business fully fixtured, stocked, and staffed within one hundred and eighty (180) days from the Rental Commencement Date, then, unless such delay is caused or occasioned by Landlord or events of force majeure or other events beyond Tenant’s reasonable control, the Tenant shall be in default hereunder.

2.5 Intentionally Deleted.

2.6 Intentionally Deleted.

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Landlord:              Tenant:

2.7 Intentionally Deleted.

ARTICLE III

RENT

3.1 Rental and other charges due and payable hereunder shall accrue hereunder from the Rental Commencement Date until the termination of this lease and shall be payable to Clearwater Retail Partners, LLC at the following mailing address unless otherwise directed by Landlord in writing: c/o 630 Chestnut Street, Clearwater, Florida 33756.

3.2 The first monthly installment shall be due and payable on or before the Rental Commencement Date (except that if the Rental Commencement Date falls on a day other than the first day of a calendar month, the first payment shall be an amount equal to that percentage of monthly installment which the number of days from the Rental Commencement Date to the end of such calendar month bears to the total number of days in such month) and a like installment, unless adjusted upward as provided below, shall be due and payable without notice on or before the first day of each succeeding calendar month during the Term. Unless otherwise specifically provided for in this lease, the covenant of Tenant to pay all rents hereunder is and shall be deemed a separate and independent covenant and Tenant shall have no right of deduction or set-off whatsoever. It is agreed that after the First Lease Year and during the Lease Term and Option Periods, Minimum Guaranteed Rental shall be computed as follows: Multiply the Minimum Guaranteed Rental provided for in Article 1.1 (g) by a fraction, the numerator of which is the Consumer Price Index established for the last preceding December, and the denominator of which is the Consumer Price Index established for the month preceding the Rental Commencement Date of this lease. If the product thus ascertained is greater than the Minimum Guaranteed Rental, said product shall be the new Minimum Guaranteed Rental payable to Landlord by Tenant during each month of the ensuing Lease Year; and if the product thus ascertained is equal to or less than the Minimum Guaranteed Rental, the total monthly rental payable to Landlord by Tenant during each month of the ensuing Lease Year shall be the Minimum Guaranteed Rental payable under Article 1.1 (g). The total Minimum Guaranteed Rental for each Lease Year after the First Lease Year during the Lease Term shall be recomputed in accordance with the above stated formula as soon as practicable after the end of each Lease Year of this lease. Notwithstanding the foregoing, the adjustment annually will always be based upon a minimum increase of 1% and maximum increase of 2% annually. The foregoing annual increases shall be cumulative.

For the purposes of this Article 3.2, “Consumer Price Index” shall mean that consumer price index established by the Bureau of Labor Statistics of the United States Department of Labor which is entitled “Consumer Price Indexes for All Urban Consumers, United States City Average, All items 1982-84 = 100 Unadjusted,” or in the event said index is no longer provided by said Bureau of Labor Statistics, the index furnished by said Bureau which most accurately and completely replaces said above-referenced index.

3.3, 3.4, 3.5 Intentionally Deleted.

ARTICLE IV

SALES REPORTS AND RECORDS

4.1,4.2,4.3 Intentionally Deleted.

ARTICLE V

COMMON AREAS

5.1 Tenant, and it licensees, concessionaires, employees and customers shall have the non-exclusive right to use the Common Areas as constituted from time to time, such use to be in common with Landlord, other Tenants of Shopping Center and other Tenants of Shopping Center and other persons entitled to use the Common Area, subject to such reasonable rules and regulations as Landlord may from time to time prescribe, provided that Landlord shall provide Tenant with at least sixty (60) days prior written notice of any such rule or regulation. Landlord may require that automobiles owned by Tenant, its licensees, concessionaires and employees be parked in specific portions of the Common Areas. Upon reasonable written request by Landlord, Tenant shall have thirty (30) days to furnish to Landlord a complete list of the license numbers of all automobiles operated by Tenant, its licensees, concessionaires and employees. If Tenant, its licensees, concessionaires and employees fail to park their cars in the designated Common Areas, Landlord shall have the right in its sole discretion to (i) charge Tenant ten Dollars ($10.00) per day per car parked in any Common Areas other than those designated, and/or (ii) have such car(s) physically removed from the Shopping Center at Tenant’s expense without any liability whatsoever to Landlord. Tenant shall not interfere with the rights of other persons to use the Common Areas. Landlord may temporarily close any part of the parking facilities or other portions of the Common Areas for such minimal periods of time as may be reasonably necessary for (i) temporary use as a work area in connection with the construction of buildings or other improvements within the Shopping Center or contiguous property, (ii) repairs or alterations in or to the Common Areas or to any sewers, utility facilities or distribution lines located within the Common Areas, (iii) preventing the public from obtaining prescriptive rights in or to the Common Areas, (iv) security reasons, or (v) doing and performing such other acts (whether similar or dissimilar to the foregoing) in, to and with respect to, the Common Areas as in the use of good business judgment the Landlord shall reasonably determine to be appropriate for the Shopping Center, provided however, that Landlord shall use reasonable efforts not to unduly interfere with or disrupt Tenant’s business. Notwithstanding anything to the contrary contained in this lease, Landlord shall not be permitted to take any action with respect to the Common Areas and/or parking areas or make any changes, repairs, temporary closings or modifications to the Common Areas and/or parking areas, if the same will (1) cause a change in the size, location, orientation or visibility of the Premises or the Shopping Center, (2) reduce or impede access to the Premises or the Shopping Center, or (3) reduce the proximity of the Premises to the parking areas or the impact the convenience of the parking facilities to the Premises or block Tenants drive through facility. The parking ratio for the Shopping Center at the Rental Commencement Date will be 5.41 parking spaces for each 1,000 rentable square foot of space in the Shopping Center. Notwithstanding anything to the contrary contained in this lease, if any event or action or omission by Landlord renders the parking facilities for the Shopping Center for whatever reason inaccessible, unusable, unsafe, or which causes the number of parking spaces for the Shopping Center to be reduced below applicable local code requirements (which reasons may include but are not limited to repairs, maintenance, casualty, condemnation, or displacement or dislocation caused by future construction), Landlord shall immediately provide substitute parking facilities for Tenant’s use and its invitees which facilities shall (i) cause no net reduction in Tenant’s parking space allocation, (ii) be similarly convenient in terms of location, quality and safety, and (iii) except in the case of an emergency, be designated by prior written notice to Tenant.

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Landlord:              Tenant:

5.2 Tenant agrees to pay as additional rent, as herein provided, its share of expense commercially reasonable and necessarily incurred by Landlord for the operation and maintenance of the Common Areas (“CAM Expenses”), including without limiting the generality of the foregoing, costs incurred for lighting, painting, cleaning, central trash disposal (if Landlord elects to provide), traffic control, policing, security, landscaping and repairing the Common Areas, hazard and public liability insurance and property damage insurance, all water consumed in Shopping Center which is not separately metered to Tenants (single or multiple) thereof together with an allowance of 10% of CAM Expenses, other than taxes and insurance, for Landlord’s direct overhead but excluding depreciation of Landlord’s original investment in Shopping Center. Notwithstanding anything to the contrary contained in this lease, additional rent shall not include the following: (1) capital expenditures required by Landlord’s failure to comply with any law, statute, regulation, or other governmental or quasi-governmental requirement; (2) costs incurred for capital improvements to reduce CAM Expenses above the amount actually saved as the result of such capital improvements; (3) rent for a management office and rent and expenses for a marketing office; (4) any amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord or any general partner, officer, director or shareholder of Landlord or any of the foregoing, to the extent the same exceeds arm’s length competitive prices paid in Clearwater, Florida for similar services or goods; (5) costs incurred to remove any hazardous materials or other toxic material or substances from either the Shopping Center; (6) costs relating to maintaining Landlord’s existence, either as a corporation, partnership, trust or other entity, such as trustee’s fees, annual fees, partnership expenses, and legal and accounting fees (other than with respect to Shopping Center operations); (7) Landlord’s general overhead expenses above the ten percent (10%) cap described above; (8) costs and expenses resulting from the negligence or willful misconduct of Landlord or its employees, contractors or agents; and (9) attorney’s fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants, other occupants of the Shopping Center, or other third parties and roof repair or replacement as set forth in Section 8.1 below. CAM Expenses shall be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities or services in connection with the prudent operation of the Shopping Center. In the calculation of any CAM Expenses hereunder, it is understood that no expense shall be charged more than once. Landlord shall use its best efforts in good faith to effect an equitable proration of bills for services rendered to the Shopping Center and to any other property owned by Landlord or an affiliate of Landlord. In the event there exists a conflict as to an expense which is specified to be included in CAM Expenses and is also specified to be excluded from CAM Expenses within the above list, the exclusions listed above shall prevail and the expenses shall be deemed excluded. Landlord shall not recover more than 100% of the CAM Expenses actually incurred by Landlord. Capital expenditures required due to changes in applicable governmental or other regulations that were not required when the building was built shall be considered CAM Expenses. The share to be paid by Tenant shall be that percentage of CAM Expenses which the Gross Leased Area of the Premises bears to the Gross Leased Area of the Shopping Center. Landlord and Tenant agree that the Gross Leased Area of the Premises shall be determined based on the “as built” site plan approved by the appropriate governmental authority. Upon such approval Landlord shall submit to Tenant a copy of the approved site plan along with a calculation of the Gross Leased Area for the Premises. Landlord shall, within ninety (90) days after the commencement of each Lease Year, notify Tenant in writing of the monthly charges due from Tenant based upon the Landlord’s good faith estimate of annual CAM Expenses. Within ninety (90) days after the close of each calendar year, Landlord will furnish to Tenant a detailed statement of the expenses relating to the Common Areas for such year, such statement to be prepared in accordance with generally accepted accounting practices and to include Tenant’s proportionate share of the expenses relating to the Common Areas computed as herein provided. Any necessary adjustments (in the form of an additional payment or a refund from Landlord to Tenant) shall be made sixty (60) days after delivery of such statement.

Landlord agrees to retain the books and records substantiating the CAM Expenses incurred in each calendar year for a period of at least three (3) years from the date Landlord submits an annual statement to Tenant. Tenant or its designee shall have the right, during business hours and upon reasonable prior notice, from time to time to inspect Landlord’s books and records relating to CAM Expenses, and/or to have such books and records audited at Tenant’s expense by a certified public accountant designated by Tenant. Any audit that discloses a discrepancy of more than five percent (5%) in the annual CAM Expenses shall be at Landlord’s expense and Landlord shall reimburse Tenant for such cost (including reasonable attorneys’ fees) within thirty (30) days of the result of the audit. Any discrepancy shall be promptly corrected by a payment of any shortfall to Landlord by Tenant within thirty (30) days after the applicable audit, or by a credit against the next payment(s) of rent hereunder or (at Tenant’s election) a refund from Landlord of the overpaid amount within thirty (30) days, as may be applicable. In the event Tenant does not contest a statement of CAM Expenses within three (3) years after it is rendered, such statement shall become binding and conclusive on both Landlord and Tenant, except that any such statement which may contain material misrepresentations shall not be binding and conclusive on Tenant. In the event Landlord shall fail to invoice Tenant for any CAM Expenses pursuant to this article within one (1) year, then Landlord shall be deemed to have waived its right to collect such CAM Expenses. In addition, in the event that Landlord shall fail to invoice Tenant for any CAM Expenses pursuant to this article within six (6) months following the expiration or termination of the term of this lease, then Landlord shall be deemed to have waived its right to collect such CAM Expenses.

5.3 In the event Tenant is not billed directly by the appropriate authority for water consumed on the Premises and/or for sewer rents or charges, the bill rendered by Landlord for the above shall be based upon Tenant’s prorated share of such service as reasonably determined by Landlord and shall be payable by Tenant within thirty (30) days of receipt of Landlord’s bill, and such costs or expenses incurred or payments which are made by the Landlord for water or sewer service used on the Premises shall be deemed to be CAM Expenses payable by Tenant and collectible by Landlord as such.

ARTICLE VI

USE AND CARE OF PREMISES

6.1 Subject to those exceptions set forth in Section 7.5 below, Tenant shall in good faith continuously throughout the Term of this lease conduct and carry on in the entire Premises the type of business described in Section 1.1 (q) and no material portion of the Premises shall not be used of any other purpose. Any other use shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall use Tenant’s Trade Name in the transaction of business in the Premises. Tenant shall not sell, display or solicit sales in the Common Areas. Tenant shall not use or permit the use of any vending machines or public telephones on, at or about the Premises without the reasonable prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not knowingly commit waste, perform any acts or carry on any practices which will injure the Shopping Center or be a nuisance or menace to other tenants in the Shopping Center. Tenant shall operate is business in a commercially reasonable manner and in accordance with reasonably high standards of store operation so as to maintain a character in keeping with the rest of Shopping Center, and shall, at all times when the Premises are open for business with the public, keep the Premises properly equipped with fixtures and attended by adequate personnel.

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Landlord:              Tenant:

6.2 In the use and occupancy of the Premises, Tenant shall comply with all laws and ordinances and any other applicable government or agency thereof applicable to the Premises and all requirements of any public agency having authority over insurance rates.

6.3 Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant’s business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises). Notwithstanding the foregoing, Landlord recognizes and acknowledges that Tenant or its agents may use and store within the Premises reasonable quantities of customary office and cleaning supplies; provided such items are stored, used and disposed of in accordance with applicable federal, state or local law. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs, then Tenant shall Indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of leased or usable space or of any amenity of the Premises, damages arising from any adverse Impact or marketing of space, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the lease term as a result of such contamination. This Indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises. Landlord represents and warrants that to the best of its knowledge and belief there are no Hazardous Materials on, in or under the Premises, land or Shopping Center. Landlord covenants not to bring onto the land or Shopping Center, any Hazardous Materials. Landlord’s covenant shall survive the expiration or earlier termination of this lease. Landlord shall indemnify Tenant and hold it harmless against any claims, damages, losses or liabilities (including reasonable attorney’s fees) incurred by Tenant and arising from any breach of the foregoing representation and warranty and from the presence or removal of the Hazardous Materials.

As used herein, the term “Hazardous Material” means dangerous, hazardous or toxic substance, material or waste which is or becomes regulated by any, local governmental authority, the State in which the Premises are located or the United States Government.

ARTICLE VII

TENANT’S COVENANTS

7.1 Tenant shall not, nor shall Tenant at any time permit any occupant of the Premises to, (i) conduct or permit any fire, bankruptcy or auction sale (whether real or fictitious) unless directed by order of a court of bankruptcy or of competent jurisdiction, or conduct or permit any fictitious “Going Out of Business” sale; (ii) use, or permit to be used, the malls or sidewalks adjacent to such Premises, or any other area outside the Premises for the sale or display of any merchandise or for any other business, occupation or undertaking, or for outdoor public meetings, circus or other entertainment (except for promotional activities in cooperation with the management of the Shopping Center or an association of merchants within the Shopping Center); (iii) use or permit to be used, any sound broadcasting or amplifying device which can be heard outside of the Premises; (iv) operate or cause to be operated any “elephant trains” or similar transportation devices; (v) use or permit to be used any portion of the Premises for any unlawful purpose or use or permit the use of any portion of the Premises as regular living quarters, sleeping apartments or lodging rooms or for the conduct of any manufacturing business; (vi) use of the Premises for or conduct therein activities, the purpose for which is excluded from or inconsistent with or not included within the purpose for which the Premises may be used according to Section l.l(q) of this lease, or (vii) use, operate or maintain the Premises in such manner that any of the rates for any insurance carried by Landlord shall thereby be increased, unless Tenant shall pay to Landlord an amount equal to any such increase in rates, provided that Tenant receives reasonably detailed written evidence of such increase and the cause(s) thereof.

7.2 Tenant (i) will not represent or advertise that it regularly or customarily sells merchandise at “manufacturers”, “distributor’s”, or “wholesale”, “warehouse”, “fire sale”, “bankruptcy sale”, or similar prices or other than at retail prices; (ii) will keep all mechanical apparatus free of vibration or noise which may be transmitted beyond the confines of the Premises; (iii) will not cause or permit odors to emanate from the Premises; (iv) will not load or unload or permit the loading or unloading of merchandise, supplies or other property except within the area designated by Landlord from time to time, except for deliveries and pick-ups by armored cars and/or trucks; and (v) will not permit the parking or standing, outside of such designated area, of trucks, trailers or other vehicles or equipment engaged in such loading or unloading, except for deliveries and pick-ups by armored cars and/or trucks.

7.3 Tenant (i) will keep reasonably clean the inside and outside of all glass in the doors and windows of the Premises; (ii) will replace promptly at its own expense with glass of like kind and quality any plate or window glass; (iii) will replace doors or door hardware of the Premises which may for any reason become cracked or broken (iv) will maintain the Premises in a reasonably clean, orderly and sanitary condition and free of insects, rodents, vermin, and other pests; (v) will not permit undue accumulation of garbage, trash, rubbish or other refuse in the Premises; and (vi) will keep such refuse in proper containers inside the Premises until such time as same is called for to be removed.

7.4 Tenant shall keep the Premises open for business with the public not less than five (5) days per week and seven (7) hours per day (excepting weeks with legal holidays).

In no event shall any tenant be open for business less than thirty (30) hours in any given week, except for weeks containing any legal holiday. Notwithstanding the provisions of this Section, no tenant shall be required to keep its Premises open for business at any time prohibited by applicable law, ordinance or governmental regulations and Tenant shall be permitted to close the Premise during reasonable periods for repairing, cleaning or decorating the Premises, with written permission from Landlord which permission shall not be unreasonably withheld, conditioned or delayed.

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Landlord:              Tenant:

7.5 In the event that at any time during the Term, or any extension or renewal thereof, Tenant shall vacate, abandon, or desert the Premises or cease operating the store therein for more than ten (10) consecutive days, then, in any such event, Tenant shall be in default hereunder and Landlord shall have all rights and remedies provided under Section 17.4 hereof, provided, however, that the foregoing requirement to continuously operate shall not apply during any period when the Premises are rendered untenantable by reason of lack of or insufficient parking, heat, electricity or water, the right to sublet or assign in accordance with this lease, closure, interruption or cessation of operations due to the merger or consolidation of or by Tenant within the financial services industry, construction or installation of any alterations, decorations, additions or improvements in accordance with the terms of this lease, fire, casualty, or cause beyond Tenant’s control and not resulting from the intentional or negligent acts or omissions of Tenant, its assignees, subtenants, servants, agents, employees, invitees, licensees, or concessionaires, or the servant, agents, employees, invitees, licensees, or concessionaires of Tenant’s assignees or subtenants, and the failure to operate Tenant’s store during such period shall not be deemed a default hereunder.

7.6 If Tenant is engaged in retail sales, then Tenant shall install and maintain at all times display of merchandise in display windows in the Premises. Tenant will light any electric signs and keep the display windows in the Premises well lighted during such times as the level of light outside the Premises is less than ten (10) foot candles of natural light, except that Tenant shall not be required to keep its electric signs and windows lighted more than one hour following the store closing hour.

7.7 The rules and regulations as shown on Exhibit “F” are hereby made a part of this lease, and Tenant agrees to comply with and observe the same. Tenant’s failure to keep and observe said rules and regulations shall constitute a breach of the terms of this lease in the manner as if the same were contained herein as covenants. Landlord reserves the right from time to time to amend or supplement said rules and regulations and to adopt and promulgate additional reasonable rules and regulations applicable to the Premises and the Shopping Center. At least sixty (60) days written notice of such additional rules and regulations, and amendments and supplements, if any, shall be given to Tenant and Tenant agrees thereupon to comply with and observe all such rules and regulations, and amendments thereto and supplements thereof, provided the same shall apply uniformly to all tenants of the Shopping Center. Landlord shall not enforce the rules and regulations so as to unfairly or unjustly discriminate against Tenant. To the extent that the rules and regulations conflict with the terms of this lease, the lease shall control in all respects.

ARTICLE VIII

MAINTENANCE AND REPAIR OF PREMISES,

ALTERATIONS AND LANDLORD’S RIGHT OF ACCESS

8.1 Landlord shall keep the foundation, the roof and the exterior walls of the Premises (except plate glass, doors, door closures, door frames, store fronts, windows and window frames located in exterior building walls) in first class condition and good repair, except that Landlord shall not be required to make any repairs occasioned by the act of gross negligence or willful misconduct of Tenant, its assignees, subtenants, servants, agents, employees, invitees, licensees, or concessionaires, or the servants, agents, employees, invitees, licensees, or concessionaires of Tenant’s assignees or subtenants, or any damage caused by break-in, burglary, or other similar acts in or to the Premises. In the event that the Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give prompt written notice thereof to Landlord; and Landlord shall promptly begin to make such repair and with reasonable due diligence complete the same.

8.2 Landlord shall maintain in a good and first class condition, similar to other first class shopping centers in the Tampa, Florida area, all foundations, structural elements, roofs, exterior surfaces and walls of all buildings in the Shopping Center, including without limitation the Premises. Notwithstanding anything to the contrary contained in this lease, Landlord shall be responsible for compliance with any requirements of any board of fire underwriters or similar body relating to the Shopping Center or any other law, rule, statute, regulation or ordinance of any governmental agency or body having jurisdiction over the Shopping Center (collectively, “Laws”) that apply to shopping centers in Tampa, Florida generally. To the best of Landlord’s knowledge and belief, the Shopping Center will be in compliance with such applicable Laws, in effect as of the Rental Commencement Date.

8.3 Tenant shall, at its sole cost and expense, keep the Premises in a reasonably safe, slightly, and serviceable condition and free from any infestation by insects, rodents, or other pests, make all needed maintenance, repairs, and replacements for the proper operation of Tenant’s business within the Premises, including, but not limited to, all maintenance, repairs, and replacements to (i) the heating, ventilating, and air conditioning systems located within and exclusively serving the Premises; (ii) the exterior and interior portion of all doors, windows, window frames, plate glass, door closures, door frames and store fronts; (iii) all plumbing and sewage facilities located within and exclusively servicing the Premises; (iv) all fixtures within the Premises; (v) all electrical systems located within and exclusively serving the Premises; (vi) all sprinkler systems located within and exclusively serving the Premises; (vii) all interior walls, floors, and ceilings; (viii) any of Tenant’s Work; (ix) all repairs, replacements, or alterations required by any governmental authority; and (x) all necessary repairs and replacements of Tenant’s trade fixtures required for the proper conduct and operation of Tenant’s business. If at any time and from time to time during the Term, and any extensions and renewals thereof, Tenant shall fail to make any maintenance, repairs, or replacements in and to the Premises for more than thirty (30) days after written notice from Landlord, Landlord shall have the right, but not the obligation, to enter the Premises and to make such maintenance, repairs, and replacements for and on behalf of Tenant, and all actual and documented sums expended by Landlord for such maintenance, repairs, and replacements shall be deemed to be additional rent hereunder and shall be payable to Landlord upon thirty (30) days written demand. Tenant shall keep in force a standard maintenance agreement on all heating, ventilating, and air conditioning systems located within and exclusively serving the Premises with a reputable heating and air conditioning service organization. After the Rental Commencement Date Tenant shall, at its own cost and expense, make or cause to be made all such alterations to the Premises (including without limiting the generality of the foregoing, removing barriers and providing alternative services) as shall be required for compliance with the Americans with disabilities Act of 1990, as now or hereafter amended, and the rules and regulations from time to time promulgated thereunder.

8.4 Tenant shall not make any alterations, additions, or replacements to the Premises, or any repairs required of Landlord under Section 8.1 of this lease, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, except for Tenant’s Work and the, installation of moveable fixtures such as Tenant’s moveable vault or safety deposit compartments. All alterations, additions, and improvements made in and to the Premises and all floor covering that is cemented or adhesively fixed to the floor and all fixtures (other than trade fixtures) which are installed in the Premises shall remain in and be surrendered with the Premises and shall become the property of Landlord at the expiration or sooner termination of this lease. Landlord hereby waives any lien rights which it may otherwise have concerning Tenant’s property, which shall include furniture, fixtures, equipment, any and all equipment and/or supplies utilized by Tenant in its business operations (“Tenant’s Property”), and Tenant shall have the right to remove the same at any time without Landlord’s

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consent, provided that Tenant shall repair and restore any damage to the Premises, caused or occasioned by such removal. Notwithstanding anything to the contrary contained in this lease, Tenant shall be allowed to make non-structural alterations, which are decorative in nature, up to $50,000.00 without Landlord’s consent or approval.

8.5 All Tenant’s Work and all repairs, alternations, additions and improvements done by Tenant within the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and at such times and in such manner as will cause a minimum of interference with other construction in progress and with the transaction of business in Shopping Center. Whenever Tenant proposes to do any construction work within the Premises, Tenant shall first furnish to Landlord plans and specifications covering such work in such detail as Landlord may reasonably request. Such plans and specifications shall comply with such requirements as Landlord may from time to time reasonably prescribe for construction within the Shopping Center. Except as otherwise provided in this lease, in no event shall any construction work be commenced within the Premises without Landlord’s written approval of such plans and specifications. All plans and specifications submitted to Landlord for alterations to the Premises shall be in compliance with all applicable laws and governmental and quasi- governmental rules and regulations. Landlord shall approve or disapprove with reasonable specificity any Tenant’s plans and specifications within thirty (30) days after Landlord has received such plans and specifications. If Landlord fails to timely approve or disapprove with reasonable specificity, then Landlord shall be deemed to have granted its approval.

8.6 Upon not less than forty-eight (48) hours prior written notice to Tenant and subject to Tenant’s reasonable security procedures and requirements, Landlord shall have the right, but not the duty, to enter upon the Premises at any time for the purpose of inspecting the same, or of making repairs to the Premises, or of showing the Premises to lenders or to prospective purchasers or, within the last six (6) months of the Term, tenants. Landlord shall use reasonable efforts to minimized any interference with Tenant’s use and occupancy of the Premises.

8.7 Tenant shall not suffer or permit any materialmen’s, mechanics’, artisans’ or other liens to be filed or placed or exist against the land or building of which the premises are a part, or Tenant’s interest in Premises by reason of work, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Premises or any part thereof through or under the Tenant, and nothing contained in this lease shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any improvements, alternations or repairs of or to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of a materialmen’s, mechanics’ or other lien against the Premises. If any such lien should, at any time, be filed, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same. If Tenant shall fail to discharge such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by a deposit in court or by posting a bond. Any amount paid by Landlord for any of the aforesaid purposes, or for the satisfaction of any other lien not caused by Landlord, and all reasonable, actual and documented expenses of Landlord in defending any such action or in procuring the discharge of such lien, shall be deemed additional rent hereunder and shall be repaid by Tenant to Landlord within thirty (30) days of written demand therefor.

Notwithstanding the foregoing it is understood and agreed that Tenant shall have no right to incur a lien against the premises in accordance with any Florida Statute.

ARTICLE IX

SIGNS, STORE FRONTS AND ROOF

9.1 Unless specifically provided otherwise in this lease, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, (i) paint, decorate or make any changes to the store front of the Premises; (ii) install any exterior lighting, awning, or protrusions, or any exterior signs, advertising matter, decoration or painting; (iii) install any drapes, blinds, shades or other coverings on exterior windows and doors; (iv) affix any window or door lettering, sign decoration or advertising matter to any window or door glass; or (v) erect or install any signs, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, excepting only dignified displays of customary type in store windows. Tenant may, in Tenant’s sole and absolute discretion, install at Tenant’s expense an exterior sign, in the location shown on Exhibit “H-l” attached hereto, conforming to the general appearance of other signs in Shopping Center and the Sign Criteria set forth in Exhibit “H” (if used). Tenant shall at all times keep its sign(s) in reasonably good condition, in proper operating order and in accordance with all applicable government regulations, normal wear and tear excepted. Use of the roof of the Premises is reserved to Landlord, and Landlord may install upon the roof HVAC or other customary equipment, signs, antenna, and other objects, provided any such use does not interfere with Tenant’s occupancy of the Premises. Tenant, with Landlord’s prior written approval, which approval shall not be unreasonably withheld, denied or delayed may install communication equipment on the roof, provided that any such installation work is performed by Landlord’s roofing contractor and any work completed does not void any warranties.

If Landlord should undertake any remodeling or renovation of the Shopping Center which requires modification of Tenant’s signs, then Tenant shall, if reasonably required by Landlord, conform to the standard Sign Criteria used for such remodeling or renovation.

Notwithstanding the foregoing Tenant shall have the right to install its prototypical signage on both the front and rear of the building, in the location shown on Exhibit “H-l” attached hereto, if allowed by code and at no additional cost to Tenant.

ARTICLE X

UTILITIES

10.1 Landlord agrees to cause to be provided such mains, conduits and other facilities necessary to supply electricity, water, sewer, telephone and gas (if available) to the Premises, in accordance with and subject to any special provisions contained in Exhibit “C”.

10.2 Tenant shall pay, prior to delinquency, all charges for electricity, water, sewer, telephone, solid waste and garbage removal, gas (where applicable), and chilled water service (where applicable) furnished to the Premises, and Landlord may, if it so elects, furnish one or more of such services to Tenant, and, in such event, Tenant shall purchase such services as are

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tendered by Landlord and shall pay for such services at the rates actually paid therefor by Landlord to the applicable public utility provider, provided that such rates shall not exceed the rates which would be charged for the same service if furnished directly by the applicable public utility then furnishing such service. In the event that at any time during the Term, or any extensions and renewals thereof, Tenant shall fail to pay any of the foregoing charges within thirty (30) days after written demand therefor, Landlord shall have the right, but not the obligation, to pay such charge or charges for and on behalf of Tenant and such amounts so paid shall be deemed to be additional rent hereunder and shall be payable by Tenant to Landlord upon at least thirty (30) days after written demand therefor.

10.3 Except as provided in this Section, Landlord shall not be liable in the event of any interruption in the supply of any utilities including without limitation any heating and air-conditioning if provided. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities serving the Premises and that if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed at Tenant’s expense in accordance with plans and specifications to be approved in writing by Landlord. Notwithstanding anything contained in the lease to the contrary, if any interruption of utilities or services, which is due to the negligence of Landlord, its agents or employees, shall continue for more than twenty-four (24) continuous hours and shall render any portion of the Premises unusable for the normal conduct of Tenant’s business, and if Tenant does not in fact use or occupy such portion of the Premises, then all rent payable hereunder with respect to such portion of the Premises which Tenant does not occupy shall be abated retroactively to the first (1st) business day of such interruption and such abatement shall continue until full use of such portion of the Premises is restored to Tenant.

ARTICLE XI

INDEMNITY AND NON-LIABILITY

11.1 Except as arising from Landlord’s gross negligence or willful misconduct, Tenant does hereby agree to indemnify and save Landlord harmless from and against any and all liability for any injury to or death of any person or persons or any damage to property in any way arising out of or connected with the condition, use or occupancy of the Premises, or in any way arising out of the activities in the Premises, Common Areas or other portions of Shopping Center, of the Tenant, its assigns or subtenants or of the respective agents, employees, licensees, concessionaires or invitees of Tenant, its assigns, or subtenants and from all costs, expenses and liabilities, including, but not limited to, court costs and reasonable attorneys’ fees, incurred by Landlord in connection therewith. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all claims, demands, actions, damages, fines, judgments, penalties, costs (including attorney’s and consultant’s fees), liabilities and losses resulting from Tenant’s failure to make non-structural alterations to the Premises or other accommodations required to be made, as a result of Tenant’s use of the Premises, by the Americans with Disabilities Act of 1990, as now or hereafter amended, and the rules and regulations promulgated thereunder. Except as resulting from Tenant’s negligence or misconduct, Landlord does hereby agree to indemnify and save Tenant harmless from and against any and all liability for any injury to or death of any person or persons or any damage to property in any way arising from Landlord’s or its agents or employees (i) ownership, management or control of the Shopping Center, the land upon which the Shopping Center is located, or the Common Areas, (ii) breach of Landlord’s obligations under this lease, (iii) any act or omission of Landlord, its agents or employees, or (iv) any work done by or the presence of the Landlord’s contractors in the Shopping Center or the land upon which the Shopping Center is located and from all costs, expenses and liabilities, including, but not limited to, court costs and reasonable attorneys’ fees, incurred by Tenant in connection therewith. The provisions of this Section 11.1 shall survive the expiration or other termination of this lease.

11.2 Tenant covenants and agrees that Landlord shall not be liable to Tenant for any damage to any property of Tenant arising out of any accident or occurrence on the Premises or any other portion of Shopping Center, including, without limiting the generality of the foregoing, damage caused by the Premises or other portions of Shopping Center becoming out of repair or caused by any defect in or failure of equipment, pipes, or wiring, or caused by broken glass, or caused by the backing up of drains, or caused by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises, or caused by fire or smoke, or caused by any acts or omissions whatsoever, except as arising from: (i) Landlord’s breach of its obligations under this lease; or (ii) the gross negligence or willful misconduct of Landlord or its agents or employees.

11.3 Landlord shall not be responsible or liable at any time for any loss or damage to Tenant’s merchandise, equipment, fixtures or other personal property or to Tenant’s business.

ARTICLE XII

PUBLIC LIABILITY INSURANCE

12.1 Tenant shall, at its sole cost and expense, procure and maintain throughout the Term of this lease a policy or policies of insurance, insuring Tenant, Landlord and any other persons designated by Landlord against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of the condition of the Premises, the use or occupancy of the Premises or any construction work being done on the Premises by Tenant, or if applicable, boiler explosion. The limits of such policy shall be in an amount not less than the Liability Insurance Limits described herein and shall be written by an insurance company or companies reasonably satisfactory to Landlord. Such policies shall be non-cancelable except after ten (10) days’ written notice to Landlord and designees of Landlord. Such policies or duly executed certificates of Insurance with respect thereto shall be delivered to Landlord prior to the Rental Commencement Date and renewals thereof as required shall be delivered to Landlord within thirty (30) days request from Landlord.

12.2 At all times during the Term of this Lease, Landlord shall maintain: (i) standard all-risk fire and casualty insurance, covering the Shopping Center in amounts at least equal to ninety percent (90%) of the replacement cost of the Shopping Center at the time in question, but in no event less than such coverage as is required to avoid coinsurance provisions; (ii) comprehensive public liability insurance with minimum limits of $2,000,000 for injury to or death of one or more persons in any one occurrence and $2,000,000 for damage to or destruction of property in any one occurrence; and (iii) such other insurance coverage as is customarily carried in respect of comparable shopping centers. At the Tenant’s request the Landlord shall furnish the Tenant a certificate or certificates of insurance certifying that the insurance coverage required hereby is in force. Any insurance required by the terms of this Lease to be carried by the Landlord may be under a blanket policy (or policies) covering other properties of the Landlord and/or its related or affiliated corporations. If such insurance is maintained under a blanket policy the Landlord shall procure and deliver to the Tenant a statement from the insurer or general agent of the insurer setting forth the coverage maintained and the amounts thereof allocated to the risks intended to be insured hereunder

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ARTICLE XIII

DAMAGE BY CASUALTY

13.1 Tenant shall give immediate written notice to Landlord of any damage to the Shopping Center or Premises caused by fire or other casualty, and if neither Landlord nor Tenant does not elect to terminate this lease as hereinafter provided, Landlord shall promptly commence and diligently pursue and at its sole cost and expense to rebuild and repair the Shopping Center and/or Premises within the applicable time period set forth herein. Notwithstanding the foregoing, in the event that (i)) the building in which the Premises are located shall be destroyed or substantially damaged by casualty not covered by standard fire or extended coverage insurance, (ii) said building shall be destroyed or rendered untenantable by any casualty to the extent of at least fifty percent (50%) of the Gross Leased Area of said building, (iii) Landlord shall not have actual and unconditional receipt of the insurance proceeds payable in connection with such damage and destruction, (iv) the holder of any mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof which encumbers Landlord’s interest hereunder or in the Premises shall require that such proceeds shall be applied against any indebtedness owed to such holder, or (v) there shall be less than nine (9) months remaining in the Term, or any extension or renewal thereof, then, in any of such events, either Tenant or Landlord may elect either to terminate this Lease. Landlord or Tenant shall give written notice to the other of such election within thirty (30) days after the occurrence of such casualty.

13.2 Landlord’s obligation to rebuild and repair the Premises under this Article XIII shall in any event be limited to restoring Landlord’s Work to substantially the condition in which the same existed prior to the casualty, and Tenant agrees that promptly after the completion of such work by Landlord, Tenant will proceed with reasonable diligence and at its sole cost and expense to restore Tenant’s leasehold improvements to substantially the condition in which the same existed prior to the casualty.

13.3 During the period from the occurrence of a casualty until Landlord’s repairs are completed, the Minimum Guaranteed Rental (but not percentage rental) shall be reduced and abated in proportion to the amount of Gross Leased Area of the Premises which is rendered untenantable as a result of such casualty; provided, however, that if such damage or destruction is caused by the intentional or grossly negligent acts or omissions of Tenant, it assignees, subtenants, servants, agents, employees, invitees, licensees, or concessionaires, or the servants, agents, employees, invitees, licensees, or concessionaires of Tenant’s assignees or subtenants, then, and in that event, the Minimum Guaranteed Rental shall not abate. Unless the occurrence of a casualty arose as a result of Landlord’s gross negligence or willful misconduct, Tenant shall not be entitled to and hereby waives, releases, and relinquishes any and all claims against Landlord for any compensation or damage for loss of use of all or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, repair or restoration of the Premises.

13.4 Tenant agrees at all times at its expense to keep its merchandise, fixtures, Tenant’s Work and its other property situated within the premises insured against fire, with extended coverage, to the extent of at least eighty (80%) percent of the full insurable value thereof. Such insurance shall be carried with companies reasonably satisfactory to Landlord. Such insurance shall be non-cancelable except after ten (10) days written notice to Landlord. Such policies are duly executed certificates of insurance with respect thereto shall be delivered to Landlord prior to the Rental Commencement Date and renewals thereof as required shall be delivered to Landlord within at least thirty (30) days prior written notice to Tenant. The proceeds of such insurance shall be payable to Landlord and Tenant, jointly, for the use by Tenant only, except with the consent of the Landlord, for the repair and replacement of merchandise, fixtures, Tenant’s Work, or other property which was situated within the Premises.

13.5 All fire and extended coverage insurance carried by Landlord or Tenant covering loses arising out of destruction of or damage to the Premises or its contents or to other portions of the Shopping Center shall, to the extent reasonably obtainable, provide for waiver or subrogation against Landlord, Tenant or other Tenants in Shopping Center, on the part of the insurance carrier. Evidence of existence of such waiver will be furnished by either party on request.

13.6 Notwithstanding anything to the contrary contained in this Lease, in the event that Landlord does not promptly commence and diligently pursue any repairs or restoration required pursuant to this Article XIII or fails to complete the same within one hundred eighty (180) days after the date of the applicable damage or destruction, then Tenant shall have the right to (i) terminate this Lease upon ten (10) days prior written notice to the Landlord; (ii) make such repairs that do not exceed an aggregate amount of $75,000.00 and deduct such cost from the Minimum Guaranteed Rent.

ARTICLE XIV

EMINENT DOMAIN

14.1 If more than twenty percent of the Gross Leased Area of the Premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain or by private purchase under threat thereof, the lease period shall terminate upon the election of either party effective on the date possession of a portion of the Premises is taken by the condemning authority.

14.2 If less than twenty percent of the Gross Leased Area of the Premises is taken for public of quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase under threat thereof, this lease shall not terminate, or if any more than twenty percent of the Gross Leased Area of the Premises is so taken and this lease is not terminated in accordance with Section 14.1, then in either of such events the Minimum Guaranteed Rental and percentage rental payable hereunder during the unexpired portion of the term shall be reduced by the percentage which the area taken bears to the area of the Premises prior to the date of possession of such portion of the Premises is taken by the condemning authority.

14.3 If any portion of the Common Areas should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase under threat thereof, this lease shall not terminate, nor shall the rent payable hereunder be reduced, nor shall Tenant be entitled to any part of the award made for such taking, except that either Landlord of Tenant may terminate the lease period if the parking area remaining following such taking, plus any additional parking area provided within a reasonable time by Landlord in reasonable proximity to the Shopping Center, shall be less than seventy percent of the original parking area.

14.4 Any election to terminate the lease period following condemnation shall be evidenced by written notice of termination delivered to the other party within thirty days after the date by which both Landlord and Tenant are notified of such taking or such sale, and, in the event that neither Landlord nor Tenant shall so exercise such election to terminate the lease period, then lease shall continue in full force and effect, subject to any rental abatement.

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14.5 If the lease period is not terminated following any condemnation, Landlord shall make all necessary repairs or alterations within the scope of Landlord’s Work necessary to make the Premises an architectural whole, and Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at its sole cost and expense to make all necessary repairs or alterations within the scope of Tenant’s Work necessary to make the Premises an architectural whole.

14.6 All compensation awarded for any taking (or the proceeds of private sale under threat thereof), whether for the whole or a part of the Premises, shall be the property of Landlord, whether such an award is compensation for damages to Landlord’s or Tenant’s interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant’s fixtures and personal property within the Premises if a separate award for such items is made to Tenant.

ARTICLE XV

ASSIGNMENT AND SUBLETTING

15.1 Tenant shall not assign or transfer all or any portion of its interest in this lease or in the Premises, or sublet all or any portion of the Premises, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Except as expressly permitted by the terms of this Lease, any assignments or sublease without Landlord’s prior written consent shall be voidable, at Landlord’s election. Consent by Landlord to one or more assignments or sublettings shall not operate a waiver of Landlord’s rights with respect to any subsequent assignment or subletting. If Tenant is a partnership, a withdrawal or change (voluntary, involuntary, or by operation of law) of any partner owning 20% or more of the partnership, or the dissolution or liquidation of the partnership, shall be deemed an assignment of this lease. If Tenant consists of more than one person, a purported assignment (voluntary, involuntary, of by operation of law) from any of such persons to any other person or entity shall be deemed an assignment of this lease. If Tenant is in a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or other transfer of the controlling percentage of the capital stock of Tenant, or the sale of fifty-one percent (51%) of the value of the assets of Tenant, shall be deemed an assignment of this lease. The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding, and entitled to vote for the election of directors. The foregoing provision shall not apply to corporations, the stock of which is regularly traded through an exchange of or over the counter. The term “sublet” shall be deemed to include the granting of licenses, concessions, and any other rights of occupancy of any portion of the Premises, excepting only customary leased department arrangements under such leased department is not operated under a separate name and is held out to the public as an integral part of the Premises. The gross sales of each such leased department shall be deemed a part of Tenant’s Gross Sales for the purpose of determining percentage rent payable by Tenant to Landlord. Notwithstanding the anything to the contrary contained in this lease, any assignment or subletting of the Premises or a portion thereof to a parent, subsidiary or affiliate of Tenant (collectively, “Affiliate”), whether by merger, succession or consolidation, or a joint venture or partnership in which Tenant, or its Affiliate, is a general partner shall not require Landlord’s approval under the terms of this lease or otherwise.

15.2 The term “Landlord” as used in this lease means only the owner or entity from time to time owning the building containing the Premises, so that in the event of any sale or sales thereof, the Landlord who is a granter in any such sale shall be and hereby is, without further agreement, entirely freed and relieved of all the obligations of Landlord hereunder accruing subsequent to such transfer. Any such sale or sales of the Premises, unless pursuant to a foreclosure sale or deed of lieu of such foreclosure, shall be subject to this lease and it shall be deemed and construed without further agreement that the purchaser at any such sale has assumed and agreed to carry out any and all obligations of Landlord under this lease so long as such purchaser shall be the owner of the building containing the Premises.

15.3 Tenant shall not mortgage, pledge, or otherwise encumber its interest in this lease. Tenant has only the right to use of the structure, not subject to levy, sale or other transfer, whether voluntary or by operation of law, except in accordance with this Article XV.

15.4 [Intentionally Deleted]

15.5 Any request by Tenant for approval to sell or sublet the Premises or to transfer or assign Tenant’s interest in this lease, shall be accompanied by a processing charge in the amount of $ 500.00.

15.6 Landlord in determining whether to give consent shall consider the following factors for any assignment, subletting or mortgage pledge otherwise encumbering the leasehold interest: (a) the financial responsibility of the proposed sub-Tenant (provided that Tenant is relieved of liability under the Lease as a result of the sublease or assignment); (b) the identity or business character of the sub-Tenant, i.e., suitability for the particular building;; and (c) the legality of the proposed use.

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ARTICLE XVI

TAXES

16.1 Tenant shall be liable for and shall pay all taxes levied against personal property, fixtures, and Tenant’s work in the Premises; if such taxes for which Tenant is liable are levied against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of any such items and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon forty-five (45) days written notice accompanied by the tax bill and a reasonably detailed description and calculation of Tenant’s responsibility for the same, that part of such taxes for which Tenant is liable hereunder.

16.2 Tenant agrees to pay as additional rent, its share of the general real estate taxes, assessments, and governmental charges levied against Shopping Center (“Taxes”) for each calendar year beginning with the Rental Commencement Date and during the lease term and any renewals and extension thereof. Notwithstanding anything to the contrary contained herein, Taxes shall not include any tax upon Landlord’s net income or profits and shall also not include: federal, state or local income taxes, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes. Landlord shall pay all Taxes by the date due, and shall, upon Tenant’s written request, furnish Tenant with evidence of such payment. Landlord shall not include in Taxes any interest or penalties incurred by Landlord by reason of Landlord’s failure to pay in a timely manner any Taxes Landlord shall use its best efforts in good faith to effect an equitable proration of Taxes relating to the Shopping Center and any other property owned by Landlord or an affiliate of Landlord. Landlord shall not recover more than 100% of the Taxes actually incurred by Landlord. In the event there exists a conflict as to a tax which is specified to be included in Taxes and is also specified to be excluded from Taxes within the above list, the exclusions listed above shall prevail and the tax shall be deemed excluded. Said Taxes and assessments shall be appropriately pro-rated during the first and last years of the lease term if such years are less than full calendar years. The proportionate share to be paid by Tenant shall be that percentage of Taxes which the Gross Leased Area of the Premises bears to the Gross Leased Area of the Shopping Center. In the case of special taxes or assessments which are payable in installments, only the amount of each installment paid during the calendar year shall be included in Taxes for that year. Landlord shall, within ninety (90) days after the commencement of each Lease Year, notify Tenant in writing of the monthly charges due from Tenant based upon the Landlord’s good faith estimate of annual Taxes.

16.3 Tenant agrees to pay as additional rent any rent tax or other tax imposed upon rent payments or imposed upon Landlord based upon rent payments by Tenant to Landlord; however Tenant shall not be required to pay any income tax of Landlord.

ARTICLE XVII

DEFAULTS AND REMEDIES

17.1 If Tenant fails to keep or perform any covenant or provision of this lease (except the payment of any installment of rent or other charge or money obligation herein required to be paid by Tenant) or violate any covenant or provision, and such failure or violation shall continue for a period of thirty (30) days after written notice by Landlord, or in case of a failure or violation which cannot with due diligence be cured within a period of thirty (30) days, if Tenant fails to cure such failure or violation promptly after the service of such notice and with due diligence, then Landlord may in addition to any other remedies at law or in equity or elsewhere in this lease provided, cure or prosecute the curing of such failure or violation at reasonable expense, which expense shall be deemed to be additional rental hereunder and shall be paid to Landlord by Tenant on demand. Tenant agrees that in the event of any failure or violation covered by this Section 17.1 and Landlord’s failure to give notice or to exercise any rights under this Section 17.1, all rights of Landlord under this Section 17.1 may be exercised by persons acting on behalf of Landlord, under authority granted by Landlord, with full right or reimbursements provided hereunder. Tenant agrees that neither Landlord nor any such person acting on Landlord’s behalf shall be liable for any loss or damage suffered by Tenant resulting from the exercise of the rights under this section.

17.2 Any installment of rent or other charge or money obligation herein required to be paid by Tenant which is not paid within five (5) days of when due shall bear interest at the rate of twelve (12%) percent per annum or at the maximum rate allowed by law, whichever is less, from the due date until paid and the Landlord may treat any such charge or money obligation as additional rent hereunder.

Notwithstanding the foregoing, Should it be determined that the aggregate of any charges described herein exceed the maximum allowed by law, the parties agree to reduce said charges to an amount that is equal to the maximum allowed by law.

17.3 The happening of any one or more of the following shall be deemed to be events of default under this lease:

(a) The making by Tenant of an assignment for the benefit of its creditors;

(b) The levying of a writ of execution or attachment on or against the property of Tenant within the Premises and the same not being released or discharged within fifteen (15) days thereafter;

(c) The institution of proceedings in a court of competent jurisdiction for the reorganization, liquidation, or voluntary or involuntary dissolution of Tenant, or for its adjudication as a bankrupt or insolvent, or for an appointment of a receiver of the property of Tenant, and/or for the appointment of a receiver of the property of Tenant, and said proceeding not being dismissed, and any receiver, trustee or liquidator appointed therein not being discharged within thirty (30) days after the institution of such proceedings;

(d) The doing, or permitting, of any act by Tenant which creates a lien or claim therefor against the land or building of which the Premises are a part and the same not being released or otherwise provided for by indemnification satisfactory to Landlord within thirty (30) days thereafter; or

(e) Failure of Tenant to pay any installment of rent or other charge or money obligation herein required to be paid by Tenant within five (5) days after such sum was not paid as and when due and payable.

17.4 Upon occurrence of any such events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever;

(a) Terminate the lease period, in which event Tenant shall immediately surrender the Premises to Landlord. Landlord may, without prejudice to any other remedy which it may have, enter upon and take possession of the Premises and expel and remove Tenant and any other person who may be occupying the Premises or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor.

(b) Not terminate the lease period but rather enter upon and take possession of the Premises and, if Landlord so elects, make such alterations and repairs as may be necessary to relet the Premises, and relet the Premises or any part thereof, as the agent of Tenant, at such rent and for such term and subject to such terms and conditions as Landlord may deem advisable and receive the rent therefor. Upon each such reletting all rentals received from the Landlord from such reletting shall be applied, first to the payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any loss and expenses of such reletting, including brokerage fees and attorneys’ fees and costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. Notwithstanding any such reletting without termination, Landlord may at anytime thereafter elect to terminate the lease period for such previous breach and in such event Tenant shall be liable for all costs described herein up to that point in time which Landlord elects to terminate the lease period.

(c) Landlord may without terminating this lease accelerate the amount of rent and charges equivalent to rent reserved in this lease for the remainder of the Term over the then reasonable rental value of the Premises for the remaining portion of the Term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the Average Minimum Guaranteed Rental to include annual escalator increases of three percent (3%).

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Landlord:              Tenant:

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waver of any rent due to Landlord hereunder or any damages accruing to Landlord by reason of the violation of any of the covenants and provisions herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

17.5 Tenant shall pay or reimburse Landlord for the payment of any actual and documented costs or expenses (including reasonable attorneys’ fees and disbursements) incurred or expended by Landlord in connection with or incidental to (a) any default by Tenant hereunder or (b) the exercise or enforcement by or on behalf of the Landlord of any of its rights or remedies or Tenants obligations under the lease, including the enforcement, compromise or settlement of the obligations of this lease; including the enforcement, compromise or settlement of the obligations of this lease; all actions taken by Landlord to protect its security under this lease, including but not limited to consultation with an attorney whether or not the matter prompting such consultation is eventually involved in litigation; and the defense or assertion of the rights or claims of any Landlord hereunder, whether by litigation (including litigation in a United States Bankruptcy Court) or otherwise. In the event of any litigation between the parties arising out of this lease or the collection of any funds due Landlord or Tenant pursuant to this lease, the prevailing party shall be entitled to recover all costs incurred, including without limitation reasonable attorneys’ and paralegals’ fees and costs, whether such fees and costs are incurred at trial, on appeal or in any bankruptcy proceedings.

17.6 Landlord hereby acknowledges receipt from Tenant of the Advance Deposit set forth in Section 1.1 (i), which shall be applied to the first accruing installments of rent.

17.7 In the event Landlord fails to cure (or promptly commence and diligently pursue the cure of) any breach or failure by Landlord to comply with any of Landlord’s obligations under this lease within a reasonable period (not to exceed thirty (30) days except in the case of an emergency in which case such shorter time as is warranted by the particular circumstances) after Tenant furnishes Landlord with written notice of such failure, then Tenant shall have the right (but not the obligation) to perform such obligation on Landlord’s account and Landlord shall reimburse Tenant upon demand for the amount expended by Tenant in performing such obligation (including but not limited to reasonable attorneys’ fees and costs of collection). If Landlord fails to make any payment of any sum payable to Tenant hereunder within five (5) business days of demand, then such payment shall bear interest at the twelve percent (12%) from the sixth (6th) business day. In the event that Landlord fails to reimburse Tenant as aforesaid within thirty (30) days from demand, Tenant shall have the right to offset the amount owed to Tenant against the next-accruing installment of rent due under this lease until fully satisfied.

ARTICLE XVIII

HOLDING OVER

18. If Tenant remains in possession of the Premises after the end of the lease period without the execution of a new lease, Tenant shall be deemed to be occupying the Premises as a Tenant in sufferance at a rent equal to the rent herein provided plus twenty-five percent of such amount and otherwise subject to all the covenants and provisions of this lease insofar as the same are applicable to a Tenant at sufferance and in no event shall there be any renewal of this lease by operation of law. Notwithstanding anything to the contrary contained in this lease, provided Tenant vacates the Premises within ninety (90) days after the expiration of the term of this lease, Tenant shall not be liable for any consequential or punitive damages resulting from Tenant’s holding over in the Premises.

ARTICLE XIX

SUBORDINATION

19.1 This lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien of any first priority mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof which may now or hereafter affect Landlord’s fee title to the Premises or the Landlord’s interest hereunder and to any modifications, renewals, consolidations, extensions, or replacements of any of the foregoing.

Simultaneously with the full execution of this lease, Landlord shall obtain a nondisturbance agreement on Tenant’s behalf from the existing mortgagee, if any, on such mortgagee’s commercially reasonable standard form (and in recordable form) (“SNDA”), stating such mortgagee or any purchaser in a foreclosure sale shall recognize and be bound by the terms of this lease upon a foreclosure or deed in lieu thereof (or termination of any such ground lease). With respect to all future mortgagees, Landlord shall secure for and promptly deliver to Tenant an SNDA from each future mortgagee hereafter encumbering the Shopping Center. In confirmation of such subordination, Tenant, shall, upon thirty (30) days written demand, execute, seal and deliver to Landlord, without expense to Landlord, any or all instruments in recordable form that may be requested by Landlord to evidence the subordination of this lease and all rights hereunder of the lien of any such mortgage, deed to secure debt, deed to trust or other instrument in the nature thereof, and each renewal, modification, consolidation, replacement, and extension thereof.

Subject to the provisions of this Article XIX. in addition Tenant shall, upon at least thirty (30) days of Landlord’s prior written request, execute, seal and deliver to Landlord without expense to Landlord, any and all instruments that may be necessary to make this lease inferior to the lien of any such mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof, and each renewal, modification, consolidation, replacement, and extension thereof.

19.2(a) If the holder of any mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof shall hereafter succeed to the rights of the Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease, then, Tenant shall attorn to and recognize such successor as Tenant’s Landlord under this lease, and shall execute and deliver any instrument that may be necessary to evidence such attornment.

(b) Upon the attornment provided for in subsection (a) above, this lease shall continue in full force and effect as a direct lease between such successor Landlord and Tenant, subject to all the terms, covenants, and conditions of this lease; provided, however, that such holder, as successor Landlord, shall not be liable for returning to Tenant, nor crediting against any rent due hereunder, any advance rentals previously paid by Tenant to Landlord.

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Landlord:              Tenant:

ARTICLE XX

NOTICES

20. Whenever any notice is required or permitted hereunder, such notice shall in writing. Any notice or document required or permitted to be given to Landlord hereunder shall be deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, or with a nationally recognized overnight carrier addressed to the Landlord at the address specified in Section 1.1 and any such notice or document required or permitted to be given to Tenant hereunder shall be delivered to the Premises or deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, or with a nationally recognized overnight carrier addressed to Tenant at the address specified in Section 1.1.

ARTICLE XXI

MISCELLANEOUS

21.1 One or more waivers of any covenant, term or condition of this lease by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

21.2 This lease contains the entire agreement between the parties and no agreement, representation or inducement shall be effective to change, modify or terminate this lease in whole or in part unless in writing and signed by the parties.

21.3 Tenant warrants that it has no dealing with any broker other than European Equities Corporation in connection with the negotiations or executions of this lease, and Landlord and Tenant each agrees to indemnify the other and hold the other harmless from and against any and all cost, expense or liability for commissions or compensation or other charges claimed by any broker or agent other than European Equities Corporation acting for Landlord or Tenant, as the case may be, with respect to this lease.

21.4 At anytime and from time to time, Tenant, on or before the date specified on a request made by Landlord, which date shall not be earlier than thirty (30) days from the making of such request, shall execute, acknowledge and deliver to Landlord a certificate evidencing whether or not:

(a) This lease is in full force and effect;

(b) This lease has been amended in any way;

(c) There are any existing defaults hereunder to the knowledge of Tenant and specifying the nature of such default, if any; and

(d) The date to which rent, including percentage rental, if any has been paid.

Each certificate delivered pursuant of this section 22.7 may be relied on by any prospective purchaser or transferee of the Shopping Center or of Landlord’s interest hereunder or by any mortgagee of the Shopping Center or of Landlord’s interest hereunder or by any assignee of any such mortgagee.

21.5 The terms, provisions and covenants contained in this lease shall apply to inure to the benefit of and be binding upon the parties herein to and there respective heirs, assigns, successors in interest and legal representatives except as otherwise herein expressly provided.

21.6 Time is of the essence in this agreement.

21.7 The laws of the State of Florida shall govern the interpretation, validity, performance, and enforcement of this lease. If any provision of this lease shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this lease shall not be affected thereby.

21.8 Tenant shall, on and before the last day of the Terms hereof, or on the sooner termination hereof, peaceably and quietly leave, surrender and yield up unto Landlord the Premises, together with all alterations, additions, improvements, fixtures, and equipment including all air-conditioning equipment but excluding trade fixtures and other personal property of Tenant, any Tenant, subtenant, licensee or concessionaire of Tenant, or any other occupant of the Premises. Such alterations, additions, improvements, fixtures and equipment to be in reasonably good order and repair, reasonable wear and tear excepted. All such trade fixtures and other personal property shall be removed by Tenant on or before the last day of the term hereof, and all such property not so removed shall be deemed abandoned by Tenant and conveyed to Landlord unless Landlord shall given notice to Tenant to remove all or any part hereof, in which event Tenant shall promptly at its expense remove same, or Landlord may do so at Tenant’s expense.

21.9 Waiver of Jury Trial. Any right to a trial jury in any action or proceeding to enforce or defend any rights under this lease is hereby waived by the Tenant and the Landlord and it is agreed by the Tenant and the Landlord that any such action or proceeding shall be tried before a judge and not before a jury.

21.10 Landlord shall not allow any use which may be a nuisance, annoyance, inconvenience or damage to other tenants or occupants of the Shopping Center, including without limiting the generality of the foregoing, the operation of any instrument or apparatus or equipment or the carrying on of any trade or occupation which emits an odor discernible outside of any Premises and which may be deemed offensive in nature or noise by the playing of any musical instrument or radio or television or the use of any microphone, loudspeaker, electrical equipment or other equipment which may unreasonably disturb persons outside of any Premises, nor

Any business conduct or practice promulgated, carried on or maintained by any occupant which, in the reasonably exercised judgment of Tenant, may harm, or tend to harm the business or reputation of Tenant, or reflect, or tend to reflect, unfavorably on either the Shopping Center, Landlord, or other tenants or occupants, or which might confuse or mislead the public. Such business conduct or practice aforesaid shall be deemed to include, but not be limited to “Head Shops” “Adult Cabarets”, “Topless Bars” or the business predicated upon a prurient interest or any schools and/or similar areas in the Leased Premises devoted to the legal sale of articles of merchandise normally used or associated with illegal or unlawful activities such as the sale of paraphernalia used the use of controlled drugs.

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Landlord:              Tenant:

IN WITNESS WHEREOF the parties have caused this lease to be executed by their duly authorized officers and their corporate seals, if applicable, to be hereunto affixed the day and year first above written.

Signed, sealed and delivered this 1st day of May, 2006

LANDLORD:

WITNESSES:	Clearwater Retail Partners, LLC

Illegible Signature	By:	David McComas, Managing Member
Signature

Peter Politis	By:	/s/ Gregory Politis
Print Name	By:	Gregory Politis, Managing Member

Illegible Signature
Signature

Christopher Politis	By:	Illegible Signature
Print Name

TENANT:

First State Bank

Illegible Signature	By:	/s/ David Ruppel
Signature		Executive Vice-President

Illegible Signature		Illegible Signature
Print Name

Illegible Signature
Signature

Illegible Signature
Print Name

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Landlord:              Tenant:

EXHIBIT A

LEGAL DESCRIPTION

To be attached

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Landlord:              Tenant:

EXHIBIT “A”

A portion of Tract 12 of Port Richey Land Company Subdivision of Section 28, Township 25 South, Range 16 East, as shown on the Plat recorded in Plat Book 1, Pages 60 and 61, of the Public Records of Pasco County, Florida, being further described as follows:

Commence at the Southeast corner of the Northeast 1/4 of said Section 28, The same being Southeast corner of said Tract 12; thence along the South boundary line of the NE 1/4 of Said Section 28 (Basis of Bearings). The same being the South boundary line of said Tract 12, North 89°40’58” West, a distance of 150.00 feet; thence North 00°00’18” West, a distance of 55.00 feet to the North right-of-way line of Ridge Road (County Road No. 587-A) as described in Official Record Book 1865, Page 1392 of the Public Records of Pasco County, Florida, for a Point of Beginning; thence North 89°40’36” West a distance of 133.45 feet; thence North 00°17’17” East, a distance of 74.25 feet; thence North 60°26’17” East, a distance of 10.38 feet; thence North 00°17’17” East, a distance of 5.00 feet; thence South 89°42’16”East, a distance of 11.53 feet; thence North 00°17’17” East, a distance of 160.63 feet; thence South 89°40’58” East, a distance of 111.69; thence South 00°00’04” West, a distance of 245.07 to the Point of Beginning. Said lands situate in Pasco County, Florida and containing 29,191 square feet more or less.

Together with:

That certain Easement recorded in Official Record Book 6359, Page 388, and that certain Agreement and Grant of Easement recorded in Official Record Book 2094, Page 0778, both of the Public Records of Pinellas County, Florida.

EXHIBIT “B”

Site Plan

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Landlord:              Tenant:

CONCRETE
GRASS
EXISTING PALM TREES
FN/D ILLEGIBLE
FN/D # 3899
S.89°23'15"E. 174.87'(M)
S.89°19'48"E. 175.00'(L)
FIR 1/2"
4,541 SQ. FT.
Graphic Scale= 1" = 20'
NORTH
S.01°23'50"W. 199.94'(M)
S.01°26'21"W. 200.00'(L)
ASPHALT
GRASS
GRASS
N.01°26'21"E. 200.13'(M)
N.01°26'21"E. 200.00'(L)
5' CSW
NORTH BOUND LANES
MEET AND MATCH EXISTING
FIR 1/2"
INLET (EXIST.)
TOP=(5.52')
INVERT=(3.42')
N.89°27'01"W. 175.02'(M)
N.89°19'48"W. 175.00'(L)
ASPHALT
FN/D # 3899

EXHIBIT “C”

DESCRIPTION OF LANDLORD’S WORK AND TENANT’S WORK

I.	DESCRIPTION OF LANDLORD’S WORK

Landlord’s work shall be done in accordance with the specifications set forth below, shall be limited to the work set forth below and shall exclude all other work on the Premises or elsewhere.

A.	PUBLIC AREAS

1. Clearing, grading and landscaping of public areas in Shopping Center.

2. Paving, sidewalks marking and lighting of the roadway and parking areas of the Shopping Center.

B.	STRUCTURE

1. The foundation, columns, structural frames, beams and floors shall be designed to carry loads in accordance with governing building codes.

2. Any walls which are below the finished grades and which are in contact with the soil shall receive dampproofing.

3. The roof of the Premises shall be an insulated, built-up, bondable roof.

4. Vanilla Shell consisting of the following:

Unfinished Storefront w/double 3-foot door

Concrete slab floor (unfinished)

Demising walls to be taped/spackled and painted

Suspended ceiling grid installed; panels provided and installed

(25) 4-lamp 2x4 prismatic fixtures

2 Restrooms (two) ADA Compliant Handicap accessible

Two lavatory sinks (standard)

Two toilets (standard)

Two mirrors (standard)

Tne exhaust fans (standard)

Tne toilet paper dispensers (standard)

Ceiling wraparound fixture in lavatory (not wall mounted) (standard)

One rear door

150 amp 3-phase service

Electrical panel will be installed as part of white box (not just stub-up)

Receptacles provided in demising walls

Emergency and exit lights

HVAC unit provided and installed by Landlord (including 10 tons for the Leased Premises, duct work, supply diffusers, return registers, standard thermostat and control wiring; Tenant is to supply all HVAC requirements and equipment in excess of the foregoing which Tenant requires for the Leased Premises)

Wiring for tenant storefront signage provided

Plywood phone board provided. Size to be determined by Landlord

Re signage lighting: there will be a master house control on a time, but metered separately for each tenant

5. Install and construct only the canopy of the building which shall include the drive isles. Landlord shall not be responsible for any of Tenant’s fixtures, equipment or machines installed, except a Model 521 pneumatic tube system as shown on Exhibit “C-l”, a Model WV5 Vision Drive through window as shown on Exhibit “C-2” and a Night Depository Model ND-2000 with 1” housing and 24” x 24” x 24” chest UL listed as shown on Exhibit “C-3” and 300 linear feet of partitioning walls to be taped/spackled and painted and 12 standard interior doors. In the event the cost for the foregoing equipment exceeds $23,800.00, Tenant shall be responsible for amounts exceeding $23,800.00.

C.	UTILITIES

1. Electricity. Landlord shall provide, or cause to be provided, electrical conduits, lines, service and a separate meter to the boundary line of the Premises, with the capacity of 150 amps and any additional capacity needed shall be needed shall be provided by Tenant at Tenant’s expense.

Landlord shall not provide or pay for the cost of any other electrical facilities required by Tenant such as, but not necessarily limited to: burglar alarms, intercommunications systems, TV installations, light fixtures or appurtenances. All of such items shall be furnished and installed by Tenant.

2. Water and Sewer. Water pipe and sewer pipe shall be brought to the boundary of the Premises by the Landlord. Landlord shall construct Two (2) ADA compliant washrooms in accordance with Tenant’s plans. All other plumbing facilities shall be furnished and installed by Tenant. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant own cost and expense. Tenant agrees to pay for water consumed as shown on said meter as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant.

3. Telephone Conduit. Tenant shall provide all telephone conduit and wire within the Premises.

D.	CONTRIBUTION

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Landlord:              Tenant:

Intentionally Deleted.

II.	TENANT’S WORK

All work on the Premises other than Landlord’s Work as herein above defined shall be Tenant’s Work. Tenant shall secure all necessary licenses and permits prior to commencement of Tenant’s Work.

Tenant’s Work includes, but is not limited to the following:

A. Providing and installing all electrical fixtures, except as specifically above required to be furnished by Landlord.

B. Providing and installing all conduit and wire and paying service charges for telephone lines within the Premises.

C. Providing and installing all interior painting and decorating.

E. Providing and installing all show window backgrounds, show window floors, show window ceilings, show windows light fixtures and special lighting requirements.

F. INTENTIONALLY DELETED

G. If Tenant provides Landlord the necessary written information prior to the fabrication of structural steel, then the cost of framing the openings and curbs for penetration of Tenant’s equipment through the roof of the Premises shall be the Landlord’s obligation. In the event that the Tenant shall fail, not have an opportunity, or be unable for any reason to supply necessary information to Landlord regarding roof openings and curb required by Tenant for Tenant’s equipment prior to the fabrication of the structural steel of the roof, then Tenant shall do its own framing, cutting of the roof deck and roofing, and Tenant shall use the roofer employed by the Landlord in order to continue the roofer’s guarantee.

H. Temporary electric service shall be provided each building on the premises by the Landlord, but Tenant shall have its own electrical contractor install a meter and Tenant shall pay for current consumed during Tenant’s construction period. Temporary lines during construction shall be run from this meter at Tenant’s expense.

III.	CONTRIBUTION TO TENANT’S WORK - REIMBURSEMENT CONDITIONS

Landlord’s obligations to reimburse Tenant its contribution to Tenant’s Work shall be conditioned on Landlord’s written approval of the finished Tenant’s work. Such reimbursements shall also be conditioned on Tenant’s furnishing Landlord the names of all contractors and subcontractors engaged in Tenants work; affidavits from each of them giving the amount of all obligations for labor and material furnished by them; and releases from each of them from all liens and claims against Landlord or Tenant, or satisfactory indemnification against such liens and claims. Such reimbursements shall also be conditioned upon Tenant’s submission of all permits necessary for Tenant’s construction and occupancy of the Premises and also Tenant’s having opened the Premises for business. Landlord hereby agrees at that time, that Landlord shall contribute thirty ($30.00) dollars per square foot towards Tenant’s Work. Tenant agrees to use Whole Development construction company, provided Whole Development meets the average of three (3) bids supplied by Tenant which all shall be Florida licensed contractors. Tenant recognizes Whole Development is a Florida licensed contractor.

IV.	ARCHITECTURAL AND CONSTRUCTION STANDARDS

All Landlord’s Work and all Tenants Work under all classifications shall conform to the following architectural and construction standards:

A. Signs. Signs on the Premises shall be restricted in accordance with the sign criteria reasonable for a shopping center of comparable size, type and quality as developed by Landlord’s architect. Signs shall have no exposed lighting source, no flashing no scintillating or moving lights. Except as provided in the Lease, all Tenants signs must be approved by the Landlord in writing, and are subject to exhibit “H” (if used).

B. Store Fronts and Entrances. Landlord may, at-its opinion, require coordinated treatment of the fascia or facade of the store front or of the fascia of the marquee. Tenant’s store front shall be designed and constructed pursuant to Section I.D. of this Exhibit C. All swinging or sliding doors must be recessed in such manner that any door opening to the public walk will not cross the general store line.

C. Projection Beyond Lines. No store front or any part thereof shall project beyond the exterior perimeter of the premises, with the exception of signs approved by Landlord.

D. Heating, Air-conditioning and Ventilating. Heating, air-conditioning and ventilating work shall be designed and constructed to maintain the following standards during store hours:

1. Heating Season: A prevailing minimum temperature of approximately 70 degrees Fahrenheit with outside temperature ranging from 10 degrees Fahrenheit.

2. Cooling season: A prevailing maximum temperature of 76 degrees Fahrenheit and a relative humidity of 50 percent.

3. The air-conditioning design standards are subject to the following requirements and conditions:

(a) An outside dry bulb temperature of 95 degrees coincident with a wet bulb temperature of 76 degrees Fahrenheit.

(b) An installed electric load of 9 watts per square foot of conditioned space.

(c) A maximum occupancy load of one person per fifty square feet of conditioned space.

(d) An outside air requirement of .05 c.f.m. per square foot of space, plus an amount equal to that exhausted by mechanical means or other exhaust conditions which may from time to time exist on the Premises.

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Landlord:              Tenant:

4. In all service areas and storage areas, a prevailing minimum temperature of approximately 60 degrees Fahrenheit shall be provided during the heating season and in the cooling season adequate ventilation shall be provided.

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Landlord:              Tenant:

DRIVE THROUGH WINDOW

NOT TO SCALE

5'-6 11/16"
2'-2 1/4"
REAR FLANGE DIMENSION CHANGES WITH WALL THICKNESS
2"
2"
8"
5'-0 1/16"
5'-5 13/16"
PLAN VIEW
5'-1"
3'-2"
1'-3 1/8"
2'-6 3/4"
1'-3 1/8"
11 3/8"
3'-3 1/4" TO FINISHED FLOOR
WALL OPENING
NOTE: ENTIRE UNIT IS U.L. APPROVED FOR BALLISTICS & ELECTRICAL
B.R. GLASS U.L. APPROVED
5'-5 13/16"
3'-3 9/16"
SPEAKER
11 1/4"
MICROPHONE
1"
1"
2'-6 1/4"
1"
CALL BUTTON
1'-0"
CURB
DRIVEWAY
FRONT VIEW
PROVIDE 110 V, 60 HZ, 20 AMP ELECTRIC SERVICE TO GROUNDED OUTLET BOX
SPECIFY WALL THICKNESS ON ORDER
SEE DET. "A"
COUNTER NOT FURNISHED
3'-0 11/16"
SEE DET. "B"
9 1/4"
2"
1'-0" DRAWER TRAVEL
2'-5"
4"
3'-3 1/4"
FINISHED FLOOR
6"
1'-0"
SECTION
SPECIFY WALL THICKNESS
3 1/4"
4 11/16"
5/16"
1"
5 1/8"
REAR FLANGE
DETAIL "A"
NOTE: DEAL DRAWER IS NOT INCLUDED WITH WINDOW. PLEASE ORDER SEPARATELY.
1 3/16" B.R. GLASS (STD. UL CLASS I) OPTION-UL CLASS II (PRICE ON REQUEST)
1 7/8"
2 1/2"
1/8"
4 1/8"
1/8"
SPACE FOR COUNTER TOP
DETAIL "B"

COLLIER SAFE COMPANY INC. ODESSA, FLORIDA 33556 PH. (813) 920-6671 FAX (813) 920-5091	TITLE: MODEL WV5 VISION WINDOWS - U.L. APPROVED		
	SCALE: NONE	BY: RON KREMER	DWG. NO.: WV5
	DATE: 09-20-96	REV. 3 5-6-97	

C-2

NIGHT DEPOSIT

22 1/2"
26"
22 3/4"
TO FINISHED FLOOR
WALL OPENING
25 1/2"
(N.D. HOUSING)
NIGHT DEPOSITORY
HOUSING 1" THICK
B
B
CHUTE
19 1/2"
11 1/4"
ND-2000
24"
CHEST
24"
CHEST
R.H. DOOR
SHOWN
SECTION A-A
12"
MAX. WALL
NOTE: PROVIDE 110V, 60 HZ, 20 AMP. ELECTRIC SERVICE TO GROUNDED OUTLET BOX.
FLOURESCENT
LIGHT
MODEL
ND-2000
1"
A
A
24"
11 1/4"
(OPN'G)
48"
36" TO FINISH FLOOR
24"
CHEST
FINISHED
DRIVEWAY
FINISHED
FLOOR
24"
CHEST
SECTION B-B
24"
DEPOSITORY
FORMS
30 1/8"
FRONT VIEW

COLLIER SAFE CO, INC. Odessa, FL 33556 PH. (813) 920-6671 FAX (813) 920-5051	TITLE: MODEL ND-2000 WITH 1" HOUSING & 24" X 24" X 24" CHEST - U.L LISTED		
	SCALE: NONE	BY: RON KREMER	DWG. NO. ND-21-2424
	DATE: 04-15-97	REV.	

C-3

ITEM	DESCRIPTION	QTY	PART #
1	521 CUSTOMER UNIT	1	100050
2	TELLER UNIT	1	100051
3	BLOWER	1	200142
4	CHECK VALVE BEND	1	200168
5	DECEL. TRIGGER BEND	1	200146
6	PLATE-ESCUTCHEON-RTU	1	200148
7	WALL BRACKET	1	300023
8	3/4" BRIGHT CONDUIT	14'	602854
9	CLEAR TUBING	8'	613206
10	SOLID SLEEVE	4	613211
11	TRANSMISSION TUBING	1	613219
12	FLEX-AIRLINE (2")	6'	613801
13	HOSE CLAMPS	4	613811

AC PLUG FOR BLOWER
(1 BRANCH PER LANE)
(WITHIN 3 FEET OF UNIT)
28 3/8"
26 3/8"
10' CANOPY LINE
8' CEILING LINE
MAINTAIN 1" SPACE MIN. FROM PLASTIC CASE TO CEILING FOR REMOVAL OF COVER
14-18" TYP
4 1/2"
3/4" CONDUIT
3/4" CONDUIT
AUDIO BOX
OPTIONAL 3/4" CONDUIT IN ISLAND C/L OF C.U.
3/4" CONDUIT (OPTIONAL)
1
2
3
4
5
6
7
8
9
10
11
12
13

CONTROL WIRES REQUIRED:

- 6 CONDUCTOR FOR CONTROLS
- 3 PR INDIVIDUALLY SHIELDED FOR AUDIO

NOTE:
DECELERATION TRIGGER BEND (5) MUST BE INSTALLED AS SHOWN TO ENSURE PROPER OPERATION

Pneumatic tube

MODEL 521 PNEUMATIC TUBE SYSTEMS
TYPICAL INSTALLATION
INSTALLATION RISER/COMPONENT GUIDE

CMC Systems
11120 INDIAN TRAIL DALLAS, TEXAS 75229

07-15-96 | NTS | EDS | 0520036

\EXTERNAL\00521\0520036.DWG

11-13-98

C-7

EXHIBIT “D”

ESTIMATED CHARGES FOR THOSE ITEMS SET FORTH IN SECTION 5.3 and 16.2

COMMON AREA MAINTENANCE, INSURANCE AND TAXES: $5.00 x 4,576 sq. ft. = $22,880.00 annually; $ 1,906.67 monthly.

It is understood that these charges are estimates only and are subject to change as provided for in the body of this lease.

Please initial:

Landlord:              Tenant:

EXHIBIT ‘E’

GUARANTY TO LEASE

INTENTIONALLY DELETED.

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Landlord:              Tenant:

EXHIBIT “F”

RULES AND REGULATIONS

1.	Except for deliveries and pick-ups by armored cars and/or trucks, all deliveries or shipments of any kind to and from the demised premises including loading of goods shall be made only by way of the rear of the demised premises or at any other location designated by Landlord, and only at such time designated for such purpose by Landlord.

2.	Tenant shall not use the public or common areas in the shopping center for business purposes or special events unless prior approval in writing has been granted by the Landlord.

3.	Plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein.

4.	Tenant shall use, at Tenant’s cost, a pest extermination contractor at such intervals as Landlord may require, but no less often than once annually.

5.	Tenant shall not place, or permit

(a)	displays, decorations, or shopping carts on the sidewalk or in front of the demised premises or upon any of the common areas of the shopping center.

(b)	anything to be displayed, stacked, hung from the ceiling, racked, stored, etc. on the sidewalks outside the shops unless the Tenant:

(1)	obtains the Landlord’s prior written approval; and
(2)	acquires adequate insurance coverage; and
(3)	accepts all liability for the sidewalk outside the shops

(c)	any bicycles, motorized or non-motorized vehicles to park on the sidewalks and only in designated places in common areas.

6.	Prior to installation, the Landlord must approve in writing all signs of any type which are to be installed or displayed in the common areas. Unauthorized signs will be removed by Landlord without notice.

7.	Soliciting for any reason in the common areas requires prior written approval from the Landlord.

8.	Distribution of sales flyers, pamphlets, or any type of advertising literature in the common areas, on parked cars, etc. is only permitted with prior written approval of the Landlord. Distribution of sales flyers, pamphlets, or any type of advertising literature by anyone other than the Tenants in the center is strictly prohibited.

9.	Tenant agrees to participate in trash pick-up as directed by Landlord.

10.	Unless directly related to business, as stated in the body of Lease, no animals will be allowed in the Common Area.

11.	Tenant shall not walk upon the roof of the Shopping Center, nor make any installations upon or through the roof or walls of the Shopping Center, without the prior written consent of the Landlord.

12.	Landlord shall not enforce the rules and regulations so as to unfairly or unjustly discriminate against Tenant. To the extent that the rules and regulations conflict with the terms of this lease, the lease shall control in all respects.

Please initial:

Landlord:              Tenant:

EXHIBIT “G”

SPECIAL STIPULATIONS

To the extent that the following Special Stipulations conflict with any of the printed provisions of this lease, the Special Stipulations shall control.

1. Radon Gas - Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

2. Tenant shall have, so long as the lease is in good and current standing and all rental has been paid on a timely basis, the right and option to renew this lease for          2              terms of five (5) years (the “Option Periods”) to commence immediately upon the expiration of the original term hereof upon the same terms and conditions as set forth in the lease and subject to the following:

(a) Tenant shall give one hundred twenty (120) days and no more than one hundred and eighty (180) days written notice to Landlord, by certified mail, return receipt requested.

(b) Tenant is not late on more than four (4) occasions within any twelve (12) month period during the term of this lease in the required payment of base rent or additional rent. For definition herein, a rental payment shall be considered “late” if its receipt by Landlord is on or after the fifth (5th) calendar day of the month.

(c) Tenant has remained in full compliance with the Landlord’s rules and regulations, sign criteria, printed displays and show window lettering established for the premises, and Tenant, has not failed to correct or remove any such item not approved by Landlord within ten (10) days following Landlords notice on same.

(d) Tenant has complied with the operating hours established for Tenants premises.

3. Tenant will have up to sixty (60) days of rent free commencing on the date of delivery of the Premises to Tenant Ready for Occupancy or Tenant’s opening for business, whichever comes first, in exchange for its completing all of its own leasehold improvements, which will include Complete build-out including showroom, painting, flooring, counters, etc. All plans pertaining to the additions/remodeling will be submitted to Landlord within sixty (60) days following the execution of this Lease for Landlord’s approval. All work will be completed within sixty (60) days after delivery of the Premises to Tenant Ready for Occupancy. All work shall be completed in a workmanlike fashion meeting all building codes. Additionally, Landlord shall have the right to reasonably inspect the improvements. Landlord shall also have the right to inspect all final liens waivers. Tenant shall submit final lien waivers from all contractors, subcontractors and suppliers to the extent available.

4. Brokerage Commission: Landlord shall be responsible for Brokerage Commission required, as a result of a consummation of a lease on the property. Tenant and Landlord acknowledge that it has not utilized any other broker in this transaction except European Equities Corporation. Landlord will pay Brokerage Fees of 6% of the value of the initial lease term, 1/2 due upon lease execution, 1/2 due when Tenant takes possession of the premises.

5. The Tenant acknowledges that the Landlord has two (2) existing leases for the Premises. Landlord shall use its best efforts to terminate the existing leases. In the event that the Landlord can not terminate the existing leases within two (2) weeks from the effective date of this lease, then this lease shall be deemed terminated and null and void. Landlord shall deliver written notice as to the status of the existing leases no later than two (2) weeks from the effective date of this lease.

Please initial:

Landlord:              Tenant:

EXHIBIT “H”

SIGN CRITERIA

As provided by the lease, the Landlord must approve in writing all signs of any type the Tenant wishes to install or display in the common areas or on the building. Any sign displayed in the common areas or on the building is subject to the Landlord’s written approval. Unauthorized signs will be removed by the Landlord without notice. Any charge or expense incurred due to the removal and/or to repair any damage occasioned by that removal will be paid by Tenant and collected as additional rent under this lease.

Signage criteria is attached hereto and by reference made a part hereof.

All signs shall be maintained lit by Tenant and in a good working order during the lease term. The signs shall be lit at a minimum from the hours of dusk until 11:00 p.m. nightly.

GENERAL:

The installation of a sign and the costs incurs shall be the responsibility of the Tenant. Sign construction is to be completed in compliance with the instructions, limitations, and criteria contained in this exhibit.

H-l	Signage of the stores in the Shopping Center shall utilize an Antique Olive Font lettering no more than 24” tall and white in color.

H-2	Each Tenant will be required to identify its premises by a sign.

H-3	Sign drawings shall clearly show graphic as well as construction and attachment details. Full information regarding electrical requirements and brightness is also to be included.

H-4	Three (3) copies of a sign drawings shall be submitted to Landlord.

H-5	The wordings of signs shall be limited to Tenant’s Trade Name only.

H-6	Tenant will be permitted one sign only to be located on his Storefront.

H-7	All signs shall have concealed attachment devices, clips, wiring, transformers, lamps, tubes and ballast.

H-8	Signs letters or components shall not have exposed neon or other lamps. All light source shall be internal and concealed consisting of 13 to 15 millimeters of neon tubing. Coordinate fasteners to prevent electrolysis.

H-9	The height of upper case sign letters or other components shall not exceed 24”. The height of the lower case sign letters or components shall not exceed 16”.

H-10	Tenant’s sign shall not exceed 11/2 S.F. for each linear foot of Tenant’s storefront. No part of such sign shall be closer than 18” to the side lease lines of the Leased Premises nor closer than 6” to the top and bottom of Tenant’s sign area. No part of the sign shall hang free of Tenant’s sign area.

H-l1	Tenant’s sign shall be mounted on the canopy fascia immediately in front of the Tenant’s leased area.

H-12	Signs shall not project more than 6” beyond the sign panel.

H-13	Signs shall be individual metal channel form letters internally neon illuminated with a plexiglass face.

H-l4	All signs shall be designed to meet local City sign ordinances.

NOTE: Tenant shall have their sign company submit drawings to the Landlord for approval BEFORE having the sign manufactured. Landlord’s approval shall not be unreasonable withheld. Tenant will be required to remove any signs not pre-approved that DO NOT meet the criteria and subject to all appropriate governmental approval. Tenant, at Tenant’s sole cost and expense may install panels on Landlord’s pylon sign in proportion to Tenant’s square footage within said Premises in accordance to Exhibit “H-l.”

Please initial:

Landlord:              Tenant:

EXHIBIT “H-l”

SIGN LOCATION

To be attached

Please initial:

Landlord:              Tenant: